[HydroGen Logo]

                                          Contact:  Joshua Tosteson
                                                    President
                                                    Chiste Corp & HydroGen LLC
                                                    412-405-1000
FOR IMMEDIATE RELEASE
                                                    Scott Schecter
                                                    Chief Financial Officer
                                                    Chiste Corp & HydroGen LLC
                                                    412-405-1000

             HydroGen, LLC Completes $13.5 Million Equity Financing;
                            Merges into Public Shell

Jefferson Hills, PA, July 8, 2005--HydroGen, LLC, a developer and manufacturer of multi-megawatt fuel cell systems utilizing proprietary, air-cooled phosphoric acid fuel cell (PAFC) technology, announced today that it has completed its Exchange Transaction with Chiste Corp (OTC BB: CSTC) and raised $13.5 million of gross proceeds through the sale of equity securities. HydroGen is now a wholly-owned subsidiary of Chiste, and the historical business operations of HydroGen will comprise Chiste's principal business operations going forward. Keating Securities, LLC acted as financial advisor to Chiste in this transaction.

HydroGen's air-cooled 400 kilowatt (kW) PAFC technology was originally developed by Westinghouse Electric Corporation, in collaboration with the United States Department of Energy. HydroGen intends to compete in the industrial cogeneration and distributed generation markets, by offering fuel cell systems in the 6-30 megawatt (MW) range based on a standardized 2MW power plant.

Immediately  preceding  the  closing  of  the  Exchange  Transaction,   HydroGen
completed a private placement of LLC membership units to accredited investors for gross proceeds of approximately $6.5 million. In addition, holders of $2,000,000 of HydroGen's notes converted into LLC membership units as part of the  private  placement.  Immediately  following  the  closing  of the  Exchange
Transaction,   Chiste  completed  a  private   placement  of  securities  to  an
institutional investor group for gross proceeds of $7 million. Proceeds from these financings will be used to execute HydroGen's business plan. Immediately following the closing of the exchange and financing transactions, HydroGen members, including the new investors and the converting note holders, own collectively approximately 95% of the outstanding shares of Chiste's common stock on an as-converted-to-common-stock basis. The existing Chiste stockholders will own approximately 5% of Chiste's common stock on a fully-diluted, as-converted basis.
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"We are extremely pleased to have completed these transactions, and are grateful to our investors for their support of the company's mission and team" said Dr. Leo Blomen, CEO of HydroGen. "Keating Securities is pleased to have participated in this transaction and we are excited by the opportunity provided by the combination of Chiste and HydroGen," said Margie Blackwell, Senior Vice President of Keating Investments. Josh Tosteson, President of HydroGen, noted that "HydroGen now enters a period in which we will focus our energies on executing our business plan, and bringing our multi-megawatt fuel cell product to market."

About Keating Securities, LLC

Keating Securities, LLC is a Denver-based broker-dealer, registered investment advisor and NASD member specializing in reverse mergers.

About Chiste Corp and HydroGen, LLC

Prior to the closing, Chiste was a public "shell" company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. Effective as of the closing, Chiste, through its wholly-owned subsidiary, HydroGen, LLC, is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400-kilowatt phosphoric acid fuel cell technology. This subsidiary will continue to operate as HydroGen LLC, with principal operations currently based in Jefferson Hills, PA. Utilizing fuel cell technology originally developed by Westinghouse Corporation, the company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Chiste's filings with the United States Securities and Exchange Commission. Chiste undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.